Exhibit 4.32

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

SUBSCRIBER AGREEMENT

This Subscriber Agreement (hereinafter “Agreement”) is entered into at Gurgaon on 3rd August, 2017 and shall be deemed effective from 1st August, 2017 (“Effective Date”) by and between

InterGlobe Technology Quotient Private Limited, a company incorporated under the under the Companies Act 1956, having its corporate office at Echelon Building, 4th Floor, Plot Number – 49, Sector 32, Gurgaon - 122001 (hereinafter referred to as “ITQ”) of the One Part;

And

ibibo Group Private Limited, a company incorporated under the Companies Act 1956, having its registered office at UG-7, (Front Side) TDI Mall, Rajouri Garden, New Delhi - 110027 (hereinafter referred to as “Ibibo”) of the Second Part.

Ibibo shall hereinafter be referred to as “Subscriber”. ITQ and the Subscriber shall individually be referred to as “Party” and collectively as “Parties”.

WHEREAS:

1.	Ibibo, inter-alia, owns and operates an online travel portal in India having URL ‘www.goibibo.com’ and provides various web-based travel solutions to its customers through the same;
2.

Travelport International Operations Limited (“Travelport”) owns and operates a global distribution system (GDS) called Galileo System and has authorised ITQ to provide access of the Galileo System to travel agents in India;

3.

The Subscriber aims to provide efficient and value added services to its customers and therefore is interested in using the Galileo System in order to have access to reservation functionality for its respective present and future online travel portals and ITQ has agreed to provide the access of the Galileo System to the Subscriber, subject to the terms and conditions set out herein.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

NOW THIS AGREEMENT WITNESSETH AS UNDER:

1.	scope OF THIS AGREEMENT

With effect from the Effective Date, the Subscriber hereby agrees to use the Galileo System as one of its GDS during the Term for making reservations from its operations in India and future global operations, if any.

The Parties agree that Subscriber shall not be required to meet any minimum and/ or maximum commitment of transacting Segments on the Galileo System.

2.	OBLIGATIONS OF PARTIES
2.1	OBLIGATIONS OF ITQ:

In accordance with and subject to the terms and conditions of this Agreement:

a.

Galileo System: ITQ shall provide access to the Subscriber of the Galileo System along with the software products listed in Schedule A (collectively “Galileo System”) solely for the purpose of using the Galileo System for obtaining information about schedules, fares, seat availability, etc. and other services of vendors and for making bookings that are not abusive, speculative, fictitious or duplicative. The Subscriber hereby acknowledges that Galileo System is owned and operated by Travelport and ITQ is only an authorised provider of Galileo System and not an agent of Travelport and the Subscriber shall have no recourse whatsoever under this Agreement against Travelport or its affiliates. ITQ warrants and represents a maximum uptime of 99.9 percent of the Galileo System to Subscriber. In the event of any scheduled maintenance of Galileo System, ITQ shall give prior notification of atleast three (3) days to Subscriber.

b.

Software Updation: ITQ may, from time to time provide new releases, enhancements or modifications of the Galileo System and the Subscriber shall install such new releases, enhancements or modifications of the Galileo System and implement the same within 30 (thirty) business days of delivery of the same by ITQ. In the event that such software updation leads to any material malfunction or damages to Subscriber’s system and adversely effecting booking conversion rates, the same shall be considered material breach of this Agreement. Subscriber shall have the right to terminate the Agreement with immediate effect if such material breach is not cured within forty eight (48) hours of the breach being intimated to ITQ. Subscriber shall have the right to switch to other global distribution system provider from the time of notification of such malfunction to ITQ. Notwithstanding anything contained herein, Subscriber shall be eligible for incentive for the bookings made during the aforesaid notice period.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

c.

Training: ITQ may monitor or test the proficiency levels of the Subscriber’s employees or other personnel permitted to use the Galileo System and if required, ITQ and the Subscriber may mutually agree on a suitable training schedule for the employees and personnel of the Subscriber. ITQ shall bear the cost of any such training provided to the Subscriber.

d.

Installation and Maintenance of the Galileo System: At Subscriber’s request, ITQ (or its appointed sub-contractors) may, in its sole discretion, install the Galileo System at location(s) specified by the Subscriber (“Location(s)”) to enable the Subscriber to do bookings using the Galileo System. Upon completion of such installation the Subscriber shall be deemed to have accepted the Galileo System. ITQ shall have the right to remove the Galileo System from the Location(s), in case there is any material breach of any provision of this Agreement by the Subscriber and if such material breach has not been rectified by Subscriber within thirty (30) days from the date of being notified by ITQ.

e.

ITQ shall have the obligation of keeping the Subscribers' customer data confidential and shall use the same for the purpose of this Agreement only. Breach of this clause by the ITQ leading to unauthorised disclosure of Subscribers' consumer or/and booking data shall be considered material breach of this Agreement. In such an event Subscriber shall have the right to terminate the Agreement immediately. The Subscriber represents and warrants to ITQ that it is authorised to collect and disclose such consumer or/and booking data to ITQ.

2.2	OBLIGATIONS OF THE SUBSCRIBER
a.	The Subscriber shall use the Galileo System as one of its GDS for making bookings from its operations in India during the Term.
b.

The training program and schedule for such training programs shall be mutually decided by ITQ and the Subscriber. The Subscriber shall make its staff available for training as may be agreed from time to time.

c.

The Subscriber shall not without the prior written consent of ITQ, (i) modify, enhance or make copies of the whole or any part of the Galileo System; or (ii) permit the whole or any part of the Galileo System to be combined with or incorporated in any other computer program or software; or (iii) reverse compile or adapt the whole or any part of the Galileo System.

d.	The Subscriber shall take all precautions to prevent any unauthorised use of the Galileo System, and any user sign-on identity assigned to the Subscriber.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

e.

The Subscriber shall maintain and use appropriate and up-to-date virus protection procedures and software and shall establish and maintain reasonable safeguards against the destruction, loss or unauthorized alteration of the Galileo System.

f.

The Subscriber agrees to access the principal display i.e. a comprehensive neutral display of data concerning air services (and rail carriers where applicable) between city-pairs within a specified time period, for each individual transaction involving air carriers or rail carriers, as applicable, and agrees not to manipulate data supplied by the Galileo System in a manner that would result in the inaccurate, misleading or discriminating presentation of information to its respective customers.

g.

The Subscriber shall not intentionally make any flight, hotel, rail, cruise, rental car or other reservation on the Galileo System without a specific customer request made in good faith and shall not make any reservations which are abusive, speculative, fictitious or duplicative.

h.

The Subscriber shall comply with all regulations of the International Air Transport Association including the Billing and Settlement Plan, and other travel industry, governmental and regulatory laws, regulations and rules relevant to this Agreement.

i.	The Subscriber may make live test bookings by using the Galileo System, provided that such bookings are cancelled promptly thereafter.
j.

The Subscriber hereby grants to ITQ the non-exclusive right to use its respective names, logos, and marks in promotional and marketing materials (e.g. sales presentation, customer newsletters) of ITQ and/or its affiliates. ITQ hereby grants to Subscriber a non-exclusive right to use its name, logos, and marks in promotional and marketing materials (e.g. sales presentation, customer newsletters) of Subscriber solely for the purposes of this Agreement.

3.	CONSIDERATION & TAXES:
a.	Segments: A Segment means booking for the travel of one passenger over one leg of a journey on a direct flight operated by a single aircraft under a single flight number (“Segment”).

For all calculations of Segments under this Agreement, only active and confirmed segments will be counted. Notwithstanding anything contained in this Agreement, in the event that ITQ is not paid for any Segments due to reasons that are outside the control of ITQ, then ITQ shall not pay any Productivity Incentives to the Subscriber for such Segments.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

b.

Calculation of productivity incentives: The amount of productivity incentives for a Contract Year during the Term of this Agreement shall be calculated by multiplying the actual number of Segments booked by the Subscriber in that Contract Year by the following applicable rate (“Productivity Incentives”):

Table A

Sr. No.	Segment Production	Incentives rate per Segment (USD) on the basis of Share of Wallet in a Contract Year
		XXXX	XXXX	XXXX
i.	International	XXXX	XXXX	XXXX
ii.	XXXX	XXXX	XXXX	XXXX
iii.	XXXX	XXXX	XXXX	XXXX

For the purpose of this Agreement, (i) “Share of Wallet” shall mean percentage of the number of Segments generated by the Subscriber on the Galileo System in a Contract Year out of the total Segments transacted by the Subscriber from all its operations in India in that Contract Year during the Term of this Agreement; and (ii) “Contract Year” shall mean a period of twelve months starting from the Effective Date and so on.

After the sign-off of the Integration Phase under the Subscriber Agreement dated 3rd August, 2017 between MakeMyTrip (India) Private Limited and ITQ, the Parties may mutually agree to move to a common slab structure where the Share of Wallet would be the combined Share of Wallet of the Subscriber and “MakeMyTrip (India) Private Limited”.

For the avoidance of doubt, it is clarified that:

(i)	Subscriber shall be paid the Productivity Incentives at rates determined as per the abovementioned mechanism only for the actual Segments generated by them on the Galileo System; and
(ii)	XXXX
(iii)	The exchange rate for payment of Incentives in INR shall be carried out as per the conversion calculations detailed in Schedule C.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Marketing Information Data Tapes (MIDT) provided by Travelport to ITQ will be used to calculate the Share of Wallet achieved by the Subscriber on the Galileo System and the Subscriber agrees that such MIDT data shall be final and binding for the purposes of calculation of such Share of Wallet.

c.	Payment of incentives:

ITQ shall pay the Productivity Incentive to the Subscriber at the applicable highest financial incentives slab provided in the Table A in clause 3(b) above, on a monthly basis on receipt of invoice(s) in conformity with the requirements of GST Act at ITQ’s corporate office bearing ITQ’s GSTN 06AABCI3241H2ZX.

At the end of each Contract Year or upon termination of the Agreement, whichever is earlier, Parties will determine the Share of Wallet and conduct a reconciliation of the Productivity Incentives paid to the Subscriber against the Productivity Incentives due to the Subscriber on the basis of actual achievement of Share of Wallet and if, upon such reconciliation the amount of Productivity Incentives already paid to the Subscriber is more than the amount of Productivity Incentives payable to the Subscriber upon determination of the Share of Wallet, the excess amount paid to the Subscriber will be adjusted in the following Contract Year against the Productivity Incentives payable to such Subscriber, as determined by ITQ.

In the event ITQ intends to set-off against and deduct from any Productivity Incentives, any amounts due by the Subscriber to ITQ towards the Productivity Incentives paid for abusive, speculative, fictitious or duplicative bookings, such deductions shall be mutually agreed between ITQ and the Subscriber.

d.

Addition of an Airline: Parties agree that in the event that an airline including low cost carrier or budget airline begins its participation or begins to pay out any incentive in the Galileo System after the Effective Date, the Parties shall negotiate, in good faith, the productivity incentive rate for Segments generated with respect to such airline. Productivity Incentives shall be paid for Segments generated by the Subscriber on the new airline since the time of participation of such airline on the Galileo System in-line with the agreed incentives between the Parties upon conclusion of the negotiations between the parties.

e.

Suspension of Productivity Incentives: Without prejudice to any other rights ITQ may have under this Agreement, ITQ shall have the right to suspend payment under the Productivity Incentives on giving 10 days prior written notice to the Subscriber, if the Subscriber is in breach of this Agreement including if the Subscriber makes any reservations which are abusive, speculative, fictitious or duplicative provided such

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

breach remains uncured during the aforesaid suspension notice period. If the Subscriber has not ceased the actions referred to hereinabove within the suspension notice period of 10 days or have failed to reimburse ITQ for any reasonable loss(es) incurred as a result of such actions within 30 days of ITQ first providing written notice of its intention to suspend the Productivity Incentives, ITQ shall have the right to terminate this Agreement and claims such remedies as may be available to it under this Agreement and/or under applicable laws.

f.

Taxes: All payments by ITQ to the Subscriber under this Agreement will be subject to deduction of applicable withholding taxes which will be fully borne by the Subscriber. ITQ will issue the prescribed withholding tax certificate on timely basis. It is hereby agreed that all payments by ITQ to Subscriber under this Agreement or otherwise will be exclusive of applicable indirect taxes, if any, including but not limited to value add, transaction, usage, custom and goods and services tax. All applicable indirect taxes would be charged over and above all payments by ITQ to the Subscriber under this Agreement or otherwise.

g.	Payment Terms:

ITQ shall pay three (3) months upfront advance (“Advance Amount”) to Subscriber. The Advance Amount payable will be adjusted on the basis of the  previous Contract Year. The Advance Amount shall be set-off monthly against the bookings materialised on the Galileo GDS till such time the entire upfront Advance Amount is adjusted. The Advance Amount maybe replenished if it falls below 20% and if Subscriber has made prior requisition of the same. The payment to Subscriber will be made in INR. The Subscriber agrees to issue applicable receipt voucher in conformity with the requirements of GST Act at ITQ’s corporate office bearing ITQ’s GSTN 06AABCI3241H2ZX.

h.

In case Subscriber demonstrates, by way of verifiable evidence, that a malfunction of Galileo System is the sole and direct cause of Subscriber's failure to achieve more than XXXX during a Contract Year, then ITQ shall pay the Productivity Incentives at the slabs applicable to XXXX column of Table A of Clause 3(b) abovefor such Contract Year.

4.	LIMITED LIABILITY:

ITQ makes no representation or warranty regarding the Galileo System or its performance or the accuracy or reliability and/or information provided to the Subscriber and the same are made available to the Subscriber on an ‘as is’ basis, and the Subscriber hereby releases and waives any claims against ITQ concerning the Galileo System and/or information and/ or connectivity or the accuracy or reliability thereof.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

In no event will ITQ be liable for any indirect, incidental, special, punitive, exemplary or consequential damages resulting from, (i) loss of data or use, loss of revenue, loss of profits, loss of contracts, loss of anticipated savings, loss of goodwill or third party claims; or (ii) any losses or damages that are indirect or secondary consequences of any act or omission of ITQ, or its employees, representatives or sub-contractors, whether such losses or damages were reasonably foreseeable or actually foreseen. ITQ hereby excludes any liability of any kind relating to any problems of whatever nature, which have been caused by the Subscriber’s failure to comply with its respective obligations under this Agreement.

The Subscriber shall indemnify and hold ITQ harmless from and against any direct loss or damage (including reasonable legal fees) which ITQ incurs as directly as a result of a failure by the Subscriber to comply with any provisions of this Agreement.

ITQ shall indemnify, defend and hold the Subscriber harmless from and against all direct losses, costs, claims, charges, expenses, damages or liabilities (including reasonable legal fees) that Subscriber may suffer or incur as a result of claim by any third party due to any unauthorised disclosure of Subscribers' customers’ data for reasons attributable solely and directly to ITQ, as may be judicially determined by a court of competent jurisdiction or claims arising due to infringement of intellectual property by ITQ or its employees, representatives, sub-contractors or service provider.

5.	PROPRIETARY RIGHTS AND DATA PROTECTION:

The Subscriber agrees and acknowledges that it does not, by virtue of this Agreement, acquire any Intellectual Property Rights, proprietary rights or other rights in or to: (i) the Galileo System and the data stored in or accessed via the Galileo System; or (ii) any software, documentation, trademarks or service marks of ITQ or provided by ITQ; or (iii) any related materials used in connection with the Galileo System. ‘Intellectual Property Rights’ means copyright and all other intellectual property rights, including, without limitation, patents, trademarks, service marks, designs, domain names, database rights (whether registered or unregistered) and any other similar protected rights in any country.

ITQ shall comply with the Information Technology (Reasonable security practices and procedures and sensitive personal data or information) Rules, 2011, as modified from time to time, applicable in India in relation to the services provided hereunder.  ITQ shall maintain standard environmental, safety and facility procedures and back-up procedures and other safeguards, in accordance with generally accepted industry standards

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

6.	TERM AND TERMINATION:
a.

This Agreement shall come into effect from the Effective Date and remain in full force and effect for an initial period of 5 years (“Initial Term”). After expiry of the Initial Term, this Agreement shall automatically renew for further successive terms of 1 (one) year each on the same terms, unless terminated in the manner contained in this Agreement (“Subsequent Term”) (Initial Term and Subsequent Term are collectively referred to as the “Term”).

b.

Either Party shall have the right to forthwith terminate this Agreement by giving written notice to the other Party of at least 48 hours, if the other Party ceases or threatens to cease to carry on business or if the other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and so that the resulting company effectively agrees to be bound by or assume the obligations imposed under this Agreement). The Parties shall conduct reconciliation for the bookings done before the termination date of this Agreement and any undisputed and unutilized advance amount (if required) shall be returned to ITQ within 30 days of termination of the Agreement.

c.

Either Party can terminate this Agreement if the other party does not comply with the material terms and conditions of this Agreement and such non-compliance constitutes a material breach of Agreement and the other party does not rectify the breach within 30 days from the non-breaching party’s written notice specifying the breach. Any such notice shall describe in detail the facts and circumstances supporting the allegation of breach.

d.	Consequences of Termination: Upon the termination of this Agreement for any reason:
i.	the Subscriber shall immediately stop accessing the Galileo System and representing itself as being connected with the Galileo System in any way; and
ii.	any sum owing by either Party to the other pursuant to this Agreement shall be immediately payable.
e.

If in the event there is persistent degradation in response times on Galileo System as compared to other GDS’s or in its own past performance and is having a material impact on Subscribers' business, then, Subscriber shall notify ITQ in writing of such instances with documentary evidence. Persistent degradation includes but shall not be limited to any technical issue or malfunction with the Galileo System adversely effecting Subscribers' conversion rates on account of response time, non-availability

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

of inventory and pricing information, or customer issues pre or post transaction due to wrong representation of flight information like fare rules, policies etc,. ITQ shall within ten (10) days from such intimation and upon substantiation of such degradation, arrange for remedial action, failing which Subscriber may terminate the Agreement immediately. During the period from the date of intimation till expiry of the above mentioned ten (10) working days, Subscriber shall have the option to use other GDS providers to materialise the bookings. Bookings through such other GDS providers shall not be within the ambit of this Agreement.

(i)	Any provision of this Agreement which by its nature survives termination shall continue in full force and effect after termination of this Agreement.
7.	MATERIAL REVENUE CHANGE:
a.

In the event of any change to the participation fee, which would result in an annualized average booking fee revenue decrease XXXX (“Fee Change”) the Parties will use best efforts to negotiate appropriate modifications to the Productivity Incentives payable under this Agreement. ITQ will notify the Subscriber of the Fee Change, the effective date of the Fee Change (“Fee Change Effective Date”), and ITQ's proposed change to the Productivity Incentives, and will provide documentation supporting the Fee Change if requested by the Subscriber. The Parties shall, within 90 days of the date of ITQ’s notice, execute an amendment to this Agreement evidencing the modifications to the Productivity Incentives. The Parties acknowledge that the modifications to the Productivity Incentives shall become effective as of the Fee Change Effective Date, unless otherwise agreed.

In the event of a Fee Change, ITQ may suspend all Productivity Incentives from the Fee Change Effective Date until the effective date of the aforementioned amendment or expiration of the 90 day negotiation period, whichever occurs earlier. If the Parties are unable to reach an agreement on changes to the Productivity Incentives within such 90 days period, then (a) commencing on the Fee Change Effective Date and continuing thereafter for the Term of this Agreement, ITQ may reduce the Productivity Incentives under this Agreement by the amount of ITQ's proposed change to the Productivity Incentives; and (b) either Party may terminate this Agreement for convenience and neither Party will be further obligated hereunder, except that ITQ will pay the Subscriber any Productivity Incentives that were suspected or are otherwise due through the termination date or through the Fee Change Effective Date, whichever is earlier.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

8.	REPRESENTATION AND WARRANTIES

Each Party represents, warrants and undertakes to the other Party as follows:

a.	the Party has the capacity and authority to enter into this Agreement;
b.	the persons executing this Agreement on behalf of the Party have been duly authorized to do so;
c.

this Agreement and the obligations created hereunder are binding upon the Party and enforceable against the Party in accordance with their terms and do not and will not violate the terms of any other agreement, or any judgment or court order, by which the Party is bound;

d.

there is no proceeding pending which to the Party’s knowledge, challenges or may have a material adverse impact on this Agreement or the ability of the Party to perform its obligations pursuant to this Agreement; and

e.

it has not withheld any information which is required for effective performance of the contractual obligations under this Agreement and that information’s provided to the other Party are complete, true and accurate to the best of its knowledge and belief.

f.	each party acknowledges that the other party has entered into this Agreement in reliance on the representations, warranties and undertakings set out under this Agreement.
g.

ITQ represents and warrants that it is authorized and possesses all the requisite approvals and authorisations from Travelport to provide access to Galileo System to select travel agents within the territory of Republic of India.

9.	MISCELLANEOUS:
a.

Assignment: Neither Party shall assign its rights or obligations to a third party without the prior written consent of other Party. However, either Party may assign their respective obligations under this Agreement to any of it’s affiliate companies, without the prior written consent of the other Party.

b.

Relationship: This Agreement is entered into on principal-to-principal basis and nothing in this Agreement shall create or be deemed to create, a joint venture, partnership, or the relationship of principal and agent, between the Parties.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

c.

Modification and Entire Agreement: This Agreement may not be modified except by an instrument in writing duly executed by or on behalf of the Parties. This Agreement supersedes any and all previous agreement or arrangement, letter of offer/intent etc. between the Parties or any of them relating to the subject matter of this Agreement.

d.

Confidentiality: Parties hereby agree not to disclose any terms of this Agreement and document or information exchanged between the Parties whether written or oral during the Term or any time thereafter, without the prior written consent of other Party unless such disclosure is required by law or any regulatory authority (in which case the disclosing Party shall immediately notify the other Party of such a requirement prior to such disclosure (and if that is not reasonably practicable, then a prompt notice after such disclosure).

e.

Force Majeure: If the performance by either Party of any of its obligations under this Agreement is prevented or delayed by force majeure for a continuous period in excess of 30 days, the other Party shall be entitled to terminate this Agreement with immediate effect by giving written notice to the Party so affected. There shall be no adverse financial implications on either Party if they terminate this Agreement on grounds of force majeure. The Parties further agree that neither Party shall be discharged of its financial obligations towards the other Party which pertain to the period, or were incurred before, the occurrence of a force majeure event.

f.

Severability: If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part or is so rendered by any applicable code, regulation or law, such provision or the relevant part of the affected provision, as the case may be, shall be deemed deleted without prejudice to the remainder of the affected provision and the remaining provisions of this Agreement.

g.

Non Solicitation: Neither Party (or any affiliate of that Party) may directly or indirectly solicit or entice away from the other Party (or any affiliate of that party) any person who, at the relevant time, is employed by the other Party or its affiliates, whether or not that person would commit a breach of contract by reason of leaving. This prohibition on solicitation shall also apply to past-employees of a party or an affiliate of a Party, who left the employment of a Party or affiliate less than 12 months prior to the date of solicitation.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

h.

Notices: Any notice required or authorised by this Agreement to be given by either Party to the other must be in writing and may be delivered by hand or sent by pre-paid registered post; or sent by fax transmission to the other Party at the address or fax number appearing below, or to such other address or fax number as may be notified in writing by that other Party from time to time in accordance with this provision.

For InterGlobe Technology Quotient Private Limited Echelon Building, 4th Floor, Plot Number – 49, Sector 32, Gurgaon - 122001	For Ibibo Group Private Limited 19th Floor, Tower B, Epitome Building No. 5, DLF Cyber City, Phase – III, Gurgaon 122 002

i.	Jurisdiction: This Agreement shall be governed by Indian law and the Parties irrevocably submit to the sole and exclusive jurisdiction of the courts of Delhi.
j.	Dispute Resolution:
i.

In case of any dispute, the Parties shall refer by notice in writing such dispute between the Parties arising out of or relating to this Agreement to their respective authorised persons. The below mentioned authorized persons shall amicably attempt to the resolve the dispute within 45 days of receipt of such notice. Failing which, such dispute shall be referred to arbitration in accordance with the provisions set out herein.

•	For the Subscriber: Chief Executive Officer of the Subscribers’ business division or any other authorized person.
•	For ITQ: Director or any other authorized person.

(jointly referred to as “Contract Managers”) for resolution. Contract Managers shall negotiate in good faith to attempt to resolve such disputes within 21 days (or such other time as agreed in writing between the Parties) after it has been referred to them.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

ii.

Should the respective Contract Manager be unable to resolve any dispute in accordance with Clause j (i) above, then the Parties shall refer the dispute for arbitration in accordance with the Arbitration and Conciliation Act, 1996 to be held at Delhi in English language. The arbitration will be conducted by a panel of three arbitrators, where each party shall appoint one arbitrator, thereafter the two arbitrators shall appoint the presiding arbitrator. Subject to this, Parties can approach the courts in accordance with Clause i above, provided that each Party is free to approach such courts at any time for injunctive or equitable relief.

iii.	For the avoidance of doubt, use of this dispute resolution procedure will not constitute a waiver of any right of either Party under this Agreement including obtaining injunction.

In witness whereof both the Parties have executed this agreement on the date mentioned hereinbelow at Gurgaon.

InterGlobe Technology Quotient Private Limited	For Ibibo Group Private Limited

Authorized Signatory	Authorized Signatory

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

SCHEDULE A: LIST OF PRODUCTS

software provided
Total Number of licenses given for the software
PCC

SCHEDULE B

FARE GUARANTEE POLICY

ITQ would consider all debits issued to the Subscriber by the airlines up to a period of twelve (12) months with the fare guarantee status. ITQ would also endeavor to first take up the debit memo with airline and internally check its own system for error. The focus of the investigation will involve investigation into the booking process by the Subscriber with Subscriber’s earnest co-operation. The final onus of handling the debit memo will be based on the outcome of the investigation. If the investigation reveals that the error is attributable to airlines, then ITQ shall render all possible assistance in respect of coordinating with the airlines for obtaining the Agency Credit Memo. In case the error is attributable to ITQ or their system the disputed amount of the Agency Debit Memo will be immediately settled by ITQ.

However such consideration would include the following due diligence steps:

1.       Investigation to establish role played by airline in filing of the aforesaid fare on ATPCO and any other fare filing system. ITQ to provide an explanation of the rejection reason to the airline and appropriate steps will be taken to get an Agency Credit Memo from the airline to prevent any losses to Subscriber.

2.       Investigation to establish that booking was made following the best practices prescribed by ITQ. Taxes/Baggage/plating airlines have not been forcibly priced since these do not change the guarantee status.

ITQ shall as a measure of transparency will keep the Subscriber informed of the progress. The objective and endeavor is to prevent any losses to the Subscriber.

ITQ Signature	Subscriber Signature

Confidential Treatment Requested

The portions of this document marked by XXXX have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

SCHEDULE C

USD TO INR EXCHANGE RATE

The quarterly average exchange rate will be used as per the below calculation:

The average of daily mid-point exchange rate for every month will be taken as available on the website https://www.oanda.com/fx-for-business/historical-rates. The monthly average exchange rate will be calculated by using the average rate of the daily mid-point rate for all the days of the month. Finally, the quarterly average exchange rate which will be the effective basis for payments will be calculated by using the average rate of the monthly mid-point rate for entire quarter.

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